UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        April 10, 2009

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(I.R.S. Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On April 10, 2009, the Board of Directors of Las Vegas Sands Corp. (the “Company”) elected Jason N. Ader to the Board as a Class II director, whose term will expire in 2009. The Board also appointed Mr. Ader as a new member of its Audit Committee. There are no arrangements between Mr. Ader and any other person pursuant to which Mr. Ader was selected as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Ader has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

On April  15, 2009, the Company issued a press release announcing Mr. Ader’s election to the Board. The press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits.

99.1	Press release, dated April 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 15, 2009

LAS VEGAS SANDS CORP.
By:	/s/ J. Alberto Gonzalez-Pita
Name: J. Alberto Gonzalez-Pita Title: Senior Vice President and General Counsel

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